Joint Filer Information

Names:	Deerfield Mgmt, L.P., Deerfield Management Company, L.P., Deerfield Special Situations Fund, L.P.

Address:	780 Third Avenue, 37th Floor New York, NY 10017

Designated Filer:	James E. Flynn

Issuer and Ticker Symbol:	Invitae Corporation [NVTA]

Date of Earliest Transaction Required to be Reported:	February 18, 2015

The undersigned, Deerfield Mgmt, L.P.,  Deerfield Management Company, L.P. and Deerfield Special Situations Fund, L.P. are jointly filing the attached Statement of Changes in Beneficial Ownership on Form 4 with James E. Flynn with respect to the beneficial ownership of securities of Invitae Corporation

Signatures:

DEERFIELD MGMT, L.P.

By:  J.E. Flynn Capital, LLC, General Partner

By:  /s/ David Clark
       David Clark, Attorney-In-Fact

DEERFIELD MANAGEMENT COMPANY, L.P.

By:  Flynn Management LLC, General Partner

By:  /s/ David Clark
        David Clark, Attorney-In-Fact

DEERFIELD SPECIAL SITUATIONS FUND, L.P.

By:  Deerfield Mgmt, L.P., General Partner

By:  J.E. Flynn Capital, LLC, General Partner

By:  /s/ David Clark
       David Clark, Attorney-In-Fact